Revolving Credit Note

U.S. $15,000,000.00                                    June 29, 2026

For Value Received, the undersigned, World Acceptance Corporation, a South Carolina corporation (the “Borrower”), promises to pay to Investar Bank, National Association (the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement, at the main office of Bank of Montreal, as Administrative Agent (the “Administrative Agent”), in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of $15,000,000.00 or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under its Commitment pursuant to the Credit Agreement and with each such Loan to mature and become payable as provided in the Credit Agreement, together with interest on the principal amount of each such Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Notes referred to in the Revolving Credit Agreement dated as of July 22, 2025, among the Borrower, the Lenders party thereto, and the Administrative Agent, as amended (the “Credit Agreement”) and payment hereof is secured by the Loan Documents, and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement and Loan Documents reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Prepayments may be made hereon, certain prepayments are required to be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement and Collateral Documents.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

WORLD ACCEPTANCE CORPORATION

By: /s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial and Strategy Officer
Date:	June 29, 2026